As filed with the Securities and Exchange Commission on October 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MasTec, Inc.

(Exact Name of registrant as specified in its charter)

Florida	65-0829355
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(305) 599-1800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

Alberto de Cardenas, Esq.

Executive Vice President, General Counsel & Secretary

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(305) 599-1800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Philip Richter

Joshua Wechsler

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

128,205 Shares of Common Stock

This prospectus relates to an aggregate of up to 128,205 shares of MasTec, Inc.’s common stock, par value $0.10 per share (the “Common Stock”) that may be issued upon the exercise of 5,308,677 warrants (each such warrant, an “IEA SPAC Warrant”) originally issued by our wholly-owned subsidiary, Infrastructure and Energy Alternatives, Inc. (“IEA”) (formerly a special purpose acquisition company, or “SPAC,” known as M III Acquisition Corp. and now one of our wholly-owned subsidiaries). The IEA SPAC Warrants include both (a) warrants (the “Public Warrants”) originally issued by IEA as part of units (each comprised of one share of common stock of IEA and one Public Warrant) in IEA’s initial public offering consummated in July 2016 (the “IEA SPAC IPO”) and (b) warrants (the “Private Placement Warrants”) originally issued by IEA as part of units (each comprised of one share of common stock of IEA and one Private Placement Warrant) issued to certain investors in a private placement that closed simultaneously with the consummation of the IEA SPAC IPO.

Both the Public Warrants and the Private Placement Warrants are subject to the terms of the Amended and Restated Warrant Agreement, dated as of March 26, 2018, between IEA and Continental Stock Transfer & Trust Company, as warrant agent (the “IEA SPAC Warrant Agreement”).

Prior to our acquisition of IEA in a merger that was completed on October 7, 2022 (the “Merger”), each IEA SPAC Warrant entitled its holder to purchase one-half of a share of common stock of IEA for an exercise price of $5.75 in cash, or a full share of IEA common stock for an exercise price of $11.50 in cash for every two IEA SPAC Warrants exercised.

In accordance with the terms of the IEA SPAC Warrants, for Public Warrants exercised during the first 30 days after the completion of the Merger (through November 6, 2022), the exercise price will be $4.90 in cash per Public Warrant exercised, or $9.80 in cash for two Public Warrants exercised. For Private Placement Warrants exercised during that 30-day period, the exercise price will be $4.88 per Private Placement Warrant exercised, or $9.76 for two Private Placement Warrants exercised.

For each IEA SPAC Warrant exercised on or after November 7, 2022, the exercise price will again be $5.75 in cash for each IEA SPAC Warrant exercised, or $11.50 in cash for every two IEA SPAC Warrants exercised.

In accordance with the terms of the IEA SPAC Warrant Agreement, as a result of the Merger, the IEA SPAC Warrants no longer represent a warrant exercisable for IEA common stock, but a warrant exercisable for the merger consideration, which consists of $10.50 in cash and 0.0483 of a share of our Common Stock for each full share of IEA common stock. IEA SPAC Warrant holders are now entitled to receive $5.25 in cash and 0.02415 of a share of our Common Stock for each IEA SPAC Warrant exercised, or $10.50 in cash and 0.0483 of a share of our Common Stock for every two IEA SPAC Warrants exercised.

You should read this prospectus, any applicable prospectus supplement and/or any other applicable offering materials carefully before you invest.

See “Summary—The IEA SPAC Warrants” for a discussion of the IEA SPAC Warrants’ exercise price and adjustments thereto. See “Use of Proceeds.”

Our Common Stock is listed on the New York Stock Exchange under the symbol “MTZ.”

Before buying any offered securities, you should carefully consider the Risk Factors contained in this prospectus, beginning on page 3 as well as the other information contained in or incorporated by reference into this prospectus, including the information contained under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent filings with the Securities and Exchange Commission, which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 7, 2022

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell the shares described in this prospectus from time to time in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

Before purchasing any shares, you should carefully read this prospectus and any prospectus supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 17.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us,” “our,” “MasTec” and the “Company” refer to MasTec, Inc. and its subsidiaries.

FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. We make statements in this prospectus and in the documents that we incorporate by reference into this prospectus that are forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. The use of words such as “anticipate,” “estimate,” “could,” “should,” “may,” “might,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “would,” “project,” “forecast,” “continue” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. These statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements included or incorporated by reference in this prospectus. Additionally, many of these risks and uncertainties could be amplified by the ongoing COVID-19 pandemic. They also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

You should carefully consider the risks and uncertainties that affect our business in the “Risk Factors” section of this prospectus and in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

The issues and associated risks and uncertainties discussed in “Risk Factors” herein and in the reports that we incorporate herein by reference are not the only ones we may face. Additional issues may arise or become material as our business evolves. The risks and uncertainties associated with those additional issues could impair our business in the future.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 MasTec Annual Report”), which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

SUMMARY

Our Company

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred in “Incorporation of Certain Documents by Reference” on page 17 of this prospectus for information about us and our financial statements.

We are a leading infrastructure construction company operating mainly throughout North America across a range of industries. Our primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: power delivery services, including transmission and distribution; wireless, wireline/fiber and customer fulfillment activities; power generation, primarily from clean energy and renewable sources; pipeline infrastructure, including natural gas pipeline and distribution infrastructure; heavy civil; and industrial infrastructure. Our customers are primarily in these industries. Including our predecessor companies, we have been in business for over 90 years. For the twelve month period ended June 30, 2022, we had an average of approximately 710 locations and approximately 27,000 employees, and as of June 30, 2022, we had approximately 750 locations and 30,000 employees. We offer our services under the MasTec® and other service marks. We have been consistently ranked among the top specialty contractors by Engineering News-Record for the past several years.

We are incorporated under the laws of the State of Florida. Our principal executive offices are located at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. Our telephone number is (305) 599-1800.

The IEA SPAC Warrants

In July 2016, IEA issued a total of 15,000,000 Public Warrants as part of units (each comprised of one share of common stock of IEA and one Public Warrant) in the IEA SPAC IPO and a total of 460,000 Private Placement Warrants as part of units (each comprised of one share of common stock of IEA and one Private Placement Warrant) issued to certain investors in a private placement that closed simultaneously with the consummation of the IEA SPAC IPO. Both the Public Warrants and the Private Placement Warrants are subject to the terms of the IEA SPAC Warrant Agreement.

Prior to our acquisition of IEA in the Merger described below, the IEA SPAC Warrants entitled their holders to purchase one-half of a share of common stock of IEA for an exercise price of $5.75 in cash for each IEA SPAC Warrant exercised, or a full share of IEA common stock for an exercise price of $11.50 in cash for every two IEA SPAC Warrants exercised.

On July 24, 2022, IEA, MasTec, and Indigo Acquisition I Corp., a direct wholly-owned subsidiary of MasTec (the “Merger Sub”) entered into an Agreement and Plan of Merger that provides for the acquisition of IEA by MasTec (such agreement, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on October 7, 2022, the Merger was consummated, with IEA surviving the Merger and becoming a wholly-owned subsidiary of MasTec. Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of IEA common stock immediately prior to the Effective Time was automatically converted into the right to receive (i) $10.50 per share in cash, without interest (the “Cash Consideration”) and (ii) 0.0483 shares of our Common Stock.

In accordance with the terms of the IEA SPAC Warrant Agreement, as a result of the Merger, the IEA SPAC Warrants no longer represent a warrant exercisable for IEA common stock, but a warrant exercisable for the merger consideration. IEA SPAC Warrant holders are now entitled to receive $5.25 in cash and 0.02415 of a share of our Common Stock for each IEA SPAC Warrant exercised, or $10.50 in cash and 0.0483 of a share of our Common Stock for every two IEA SPAC Warrants exercised.

Moreover, under the terms of the IEA SPAC Warrant Agreement, for Public Warrants exercised during the first 30 days after the completion of the Merger (through November 6, 2022), the exercise price will be reduced to $4.90 in cash per Public Warrant and to $9.80 in cash for the exercise of two Public Warrants. For Private Placement Warrants exercised during that 30-day period, the exercise price will be reduced to $4.88 per Private Placement Warrant and $9.76 for the exercise of two Private Placement Warrants.

For all Public Warrants and Private Placement Warrants exercised on or after November 7, 2022, the exercise price will again be $5.75 in cash for each IEA SPAC Warrant exercised and $11.50 in cash for every two IEA SPAC Warrants exercised.

In accordance with the IEA SPAC Warrant Agreement, any Private Placement Warrants not held by the initial purchasers thereof or their affiliates and permitted transferees are treated as Public Warrants.

Under the terms of IEA SPAC Warrant Agreement, holders of the Private Placement Warrants have the right to elect to exercise those warrants on a cashless basis. For Private Placement Warrants exercised on a cashless basis after the Merger, the holder will be entitled to pay the exercise price for those warrants by surrendering all or portion of the cash and/or shares of our Common Stock (valued at its “Fair Market Value”) into which those warrants are exercisable as shall be elected by the holder. For this purpose, shares of our Common Stock so surrendered will be deemed to have “Fair Market Value” equal to the average reported last sale price of our Common Stock for the ten (10) trading days ending on the third trading day prior to the date of exercise of the applicable Private Placement Warrants.

IEA SPAC Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

USE OF PROCEEDS

We will receive the proceeds, if any, from the exercise of the IEA SPAC Warrants. If all of the IEA SPAC Warrants outstanding as of the date hereof are exercised, we will issue up to approximately 128,205 shares of Common Stock and will receive a maximum aggregate proceeds of up to $30.5 million, which will be reduced by the amount that holders of the Private Placement Warrants will not pay if they elect a cashless exercise. See “Summary—The IEA SPAC Warrants.” However, we expect to use nearly all of such proceeds to pay for a portion of the cash to be paid to the holders of such IEA SPAC Warrants upon the exercise thereof. Therefore, after taking into account fees and expenses incurred in connection with this offering, we expect to receive minimal net cash proceeds, if any, by reason of the exercise of the IEA SPAC Warrants. We have no assurance that any of the IEA SPAC Warrants will be exercised. See “Summary—The IEA SPAC Warrants” for a discussion of the IEA SPAC Warrants’ exercise price and adjustments thereto.

DESCRIPTION OF COMMON STOCK

The following summarizes certain material terms and provisions of our capital stock. It does not purport to be complete, however, and is qualified in its entirety by reference to Florida law and by the actual terms and provisions contained in our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws, each as amended to the date hereof.

Overview

Our charter authorizes our board of directors to issue up to 145,000,000 shares of common stock, par value $0.10 per share. As of September 30, 2022, we had 75,534,590 shares of Common Stock issued and outstanding. All issued and outstanding shares of our Common Stock are duly issued, fully paid and nonassessable.

General Description of our Common Stock

Each share of our Common Stock entitles its owner to one vote on all matters submitted to a vote of our shareholders. The holders of our Common Stock are entitled to receive dividends, when, as and if declared by our Board of Directors, in its discretion, from funds legally available for the payment of dividends. If we liquidate or dissolve, the owners of our Common Stock will be entitled to share proportionately in our assets, if any, legally available for distribution to shareholders, but only after we have paid all of our debts and liabilities.

Our Common Stock has no preemptive rights, no sinking fund provisions and no subscription, redemption or conversion privileges, and it is not subject to any further calls or assessments by us. Our Common Stock does not have cumulative voting rights, which means that the holders of a plurality of the outstanding shares of our Common Stock voting for the election of directors can elect all members of our Board of Directors eligible for election in any year. See “—Material Provisions of our Articles of Incorporation and Bylaws.” Additionally, the vote or concurrence of our shareholders holding a majority in interest of our Common Stock is sufficient for certain other actions that require the vote or concurrence of shareholders.

As of September 30, 2022, Jorge Mas, our Chairman, and José Mas, our Chief Executive Officer, together with certain family partnerships and trusts, beneficially own approximately 24% of our issued and outstanding shares of common stock. Consequently, they have the power to control our management and affairs and are in a position to substantially influence:

•	the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;

•	the nomination of individuals to our Board of Directors; and

•	a change in our control.

The Mas family’s ability to exercise significant control over our management and affairs may discourage, delay or prevent a takeover attempt that you might consider in your best interest and that might result in you receiving a premium for your common stock.

The following descriptions set forth certain general terms and provisions of our Common Stock to which this prospectus relates.

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company.

Material Provisions of Our Articles of Incorporation and Bylaws

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws contain material provisions that may make the acquisition of control of us more difficult.

Business Combinations. Our Amended and Restated Articles of Incorporation contain material provisions which may make it more difficult for a person or entity that is the holder of more than 10% of our outstanding voting stock to force us to approve a “business combination.” For purposes of this discussion, a “business combination” includes any:

•	merger or consolidation of us with or into another corporation;

•	sale or lease of all or any substantial part of our property and assets; or

•	issuance of our securities in exchange for sale or lease to us of property and assets having an aggregate fair market value of $1 million or more.

Our Amended and Restated Articles of Incorporation require at least 80% of the voting power of all of our outstanding shares entitled to vote in the election of directors, voting together as a single class, to vote in favor of a business combination with any person or entity that is directly or indirectly the holder of more than 10% of our outstanding voting stock in order for that transaction to be approved. This voting requirement may have the effect of delaying, deferring or preventing a change in control of us. However, this voting requirement is not applicable to business combinations if either:

•

our Board of Directors has approved a memorandum of understanding with the other corporation with respect to the transaction prior to the time that the other corporation became a holder of more than 10% of our outstanding voting stock; or

•	the transaction is proposed by a corporation of which we are the majority owner.

Classified Board of Directors and Related Provisions. Our Amended and Restated Bylaws provide that the number of our directors will be established from time to time by a majority vote of our Board of Directors or our shareholders. Our Amended and Restated Bylaws also provide that our Board of Directors will be divided into three classes of directors, with each class having a number of directors as nearly equal as possible to each other class and that directors will serve for staggered three-year terms. As a result, one-third of our Board of Directors will be elected each year. These classified board provisions could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of the Board of Directors until the second annual shareholders meeting following the date on which the acquirer obtains its controlling interest. Additionally, our Board of Directors’ Governance Principles include a director majority vote policy. The majority vote policy is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. Under the majority vote policy, any nominee for director who receives more “withheld” votes than “for” votes in an uncontested election must submit a written offer to resign as director. Any such resignation will be reviewed by our Nominating and Corporate Governance Committee, and, within 90 days after the election, the independent members of the Board of Directors will determine whether to accept, reject or take other appropriate action with respect to the resignation in furtherance of the best interests of us and our shareholders.

Our shareholders may remove any of our directors or our entire Board of Directors if the votes in favor of removal constitute at least a majority of all of our outstanding voting stock entitled to vote. However, our Amended and Restated Bylaws also provide that our shareholders may only remove our directors for “cause” and only by a vote at a meeting that is called for the purpose of removing the director or directors. Our Amended and Restated Bylaws define “cause” as failing to substantially perform one’s duties to us (other than as a result of incapacity due to physical or mental illness) or willfully engaging in gross misconduct injurious to us. If there is a vacancy on our Board of Directors, a majority of either our remaining directors or our shareholders may fill the vacancy.

Shareholder Action By Written Consent. Our Amended and Restated Bylaws provide that any actions which our shareholders may take at a shareholders’ meeting can be taken by written consent in lieu of a meeting.

In order to effect a shareholder action by written consent in lieu of a meeting, holders of our outstanding voting stock, having at least the minimum number of votes that would be necessary to authorize the action at a shareholders’ meeting, must sign a written consent which states the action to be taken. If our shareholders take any action by written consent in lieu of a meeting, we must notify all of our shareholders that did not consent to the action in writing within 10 days after receiving the written consent and describe the action to them and whether dissenters’ rights are available.

Indemnification. Our Amended and Restated Articles of Incorporation and/or Amended and Restated Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by law. Our Amended and Restated Bylaws permit us to purchase insurance on behalf of our directors, officers, employees and agents and directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, serving as such at our request, against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder for a period of three years following the time that such shareholder became an interested shareholder unless (i) prior to the time that such shareholder became an interested shareholder, the board of directors approved the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding, but not the outstanding voting shares owned by the interested shareholder, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or (iii) at or subsequent to the time that such shareholder became an interested shareholder, the affiliated transaction is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors;

•	the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date of any such business combination;

•

the interested shareholder has beneficially owned at least 80% of the corporation’s outstanding voting shares for at least three years, preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria and certain other requirements are satisfied;

•

An interested shareholder is defined as, subject to certain exceptions, a person who together with affiliates and associates beneficially owns more than 15%, of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless, among other exceptions, (A) our Board of Directors approved such acquisition prior to its consummation or (B) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our Common Stock. This summary is limited to Non-U.S. Holders (as defined below) that hold our Common Stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. In addition, this summary does not address any tax considerations arising under the laws of any U.S. state or local jurisdiction or non-U.S. jurisdiction or under the U.S. federal gift tax laws. Moreover, this summary does not discuss any tax considerations relating to the exercise of the IEA SPAC Warrants for our Common Stock. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our Common Stock.

This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our Common Stock as described in this summary. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our Common Stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our Common Stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an entity or arrangement treated as a partnership;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships, and partners in partnerships, that hold our Common Stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our Common Stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

•

financial institutions, insurance companies, tax-exempt organizations, pension plans, brokers, dealers or traders in stocks, securities or currencies, certain former citizens or long-term residents of the United States, controlled foreign corporations or passive foreign investment companies;

•	a Non-U.S. Holder holding our Common Stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	a Non-U.S. Holder that holds or receives our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding capital stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our Common Stock.

Distributions on Our Common Stock

Distributions on our Common Stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Common Stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its Common Stock. Any remaining excess will be treated as gain from a disposition of our Common Stock subject to the tax treatment described below in “Dispositions of Our Common Stock”.

Distributions on our Common Stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our Common Stock.

Distributions on our Common Stock that are treated as dividends, and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under the applicable income tax treaty). Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits” tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our Common Stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, subject to certain adjustments.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding”.

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on any sales or other dispositions of our Common Stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

•

the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition (but is not treated as a resident of the United States under specific rules) and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our Common Stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our Common Stock at all times during the applicable period, provided that our Common Stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations). However, no assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding”.

Federal Estate Tax

Our Common Stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our Common Stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of distributions on our Common Stock (regardless of whether such distributions constituted dividends) and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.

The gross proceeds from sales or other dispositions of our Common Stock may be subject to backup withholding and information reporting, unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our Common Stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our Common Stock). Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its Common Stock will affect the determination of whether such withholding is required. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

PLAN OF DISTRIBUTION

We are registering the offer and sale of an aggregate of up to 128,205 shares of our Common Stock which are issuable upon the exercise of 5,308,677 outstanding IEA SPAC Warrants.

Subject to the terms of the IEA SPAC Warrants, shares of our Common Stock will be issued to the warrant holders that elect to exercise and provide payment of the exercise price (whether paid in cash or, with respect to Private Placement Warrants exercised on a cashless basis, surrender of cash and/or shares of our Common Stock into which such warrants are exercisable). We do not know if or when any of the IEA SPAC Warrants will be exercised. We also do not know if or when any of the shares of our Common Stock acquired upon exercise of any IEA SPAC Warrants will subsequently be resold. We are not using an underwriter in connection with this offering.

LEGAL MATTERS

Certain legal matters, including with respect to the validity of the Common Stock offered under this prospectus, will be passed upon for us by Holland & Knight LLP, 701 Brickell Avenue, Miami, Florida 33131.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s web site at: http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005. In addition, our SEC filings and other information about our company are available on our internet website: www.mastec.com. Please note that our internet address is included in this prospectus as an inactive textual reference and the information included on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Common Stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below:

•	2021 MasTec Annual Report;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

•

our Current Reports on Form 8-K, filed with the SEC on January 21, 2022, March  30, 2022, May  23, 2022, May  27, 2022, July  25, 2022, August  8, 2022, August  22, 2022, August  25, 2022, September  1, 2022, September  2, 2022, September  6, 2022, September  12, 2022, September  26, 2022, and October 7, 2022;

•	the information specifically incorporated by reference into Part III of the 2021 MasTec Annual Report from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2022; and

•

the description of our Common Stock contained in Form 8-A filed with the SEC on February 10, 1997 (File No. 001-08106) and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

Attention: Alberto de Cardenas

(305) 599-1800

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, the registrant will pay any selling commissions and brokerage fees and any applicable taxes, fees and disbursements with respect to securities registered hereby sold by the registrant. All of the amounts shown are estimates:

SEC Registration Fee		$923.98
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Engraving Expenses		*
Rating Agency Fees		*
Miscellaneous		*
Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

As a corporation incorporated in the State of Florida, we are subject to the Florida Business Corporation Act, or the Florida Act. Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy prior to January 1, 2020 and generally on or after January 1, 2020, unless (a) the director breached or failed to perform his or her duties as a director and (b) the director’s breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (3) a circumstance under which the liability provisions of Section 607.0834 are applicable, (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or, prior to January 1, 2020, willful misconduct, or on or after January 1, 2020, willful or intentional misconduct or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Prior to January 1, 2020, under Section 607.0850(1) of the Florida Act, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, and on or after January 1, 2020, under Section 607.0851 of the Florida Act, a corporation may indemnify an individual who is, was or threatened to be made a party to a proceeding because the individual is or was a director or officer of the corporation or is or was serving at the corporation’s request as a director or officer, manager, partner, trustee, employee or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or another enterprise or entity against liability incurred in the proceeding, if, in the case of either prior to January 1, 2020 or on or after January 1, 2020, he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

Prior to January 1, 2020, under Section 607.0850(2) of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, and on or after January 1, 2020, under Section 607.0851 of the Florida Act, a corporation may indemnify an individual who is, was or threatened to be made a party to a proceeding because the individual is or was a director or officer of the corporation or is or was serving at the corporation’s request as a director or officer, manager, partner, trustee, employee or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or another enterprise or entity against liability incurred in the proceeding, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that no such indemnification shall be made under Section 607.0850(2) in respect of any claim, issue, or matter prior to January 1, 2020 as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. In addition, upon application, a court of competent jurisdiction may, on or after January 1, 2020, order the corporation to indemnify or advance expenses notwithstanding that the director or officer did not meet certain standards of conduct or furnish certain undertakings if such court determines that indemnification is fair and reasonable, but if the director or officer is adjudged liable, then such indemnification is limited to expenses incurred in connection with the proceeding.

In addition, prior to January 1, 2020, under Section 607.0850(3) of the Florida Act, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 607.0850(1) or 607.0850(2) described above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith, and on or after January 1, 2020, under Section 607.0852 of the Florida Act, the corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

Prior to January 1, 2020, under Section 607.0850(7) of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. On or after January 1, 2020, under Section 607.0858(1) of the Florida Act, the indemnification provided pursuant to

Sections 607.0851 and 607.0852 and the advancement of expenses provided pursuant to Section 607.0853 are not exclusive, and a corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, or, if prior to January 1, 2020, employee or agent, if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) prior to January 1, 2020, willful, or, on or after January 1, 2020, willful or intentional, misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0850(12) also provides that, prior to January 1, 2020, a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850. Section 607.0857 provides that, on or after January 1, 2020, a corporation shall have the power to purchase and maintain insurance on behalf of and for the benefit of an individual who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, manager, member, partner, trustee, employee or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise or entity, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability under Chapter 607.

Notwithstanding anything to the contrary in the foregoing, Section 607.0858(6) provides that a corporation’s power to, on or after January 1, 2020, indemnify, advance expenses to or provide or maintain insurance on behalf of or for the benefit of an individual who is or was an employee or agent is not limited by Sections 607.0850 through 607.0859.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify any director or former director to the fullest extent permitted by law. Our Amended and Restated Bylaws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon our receipt of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification. Our Amended and Restated Bylaws also permit us to purchase and maintain insurance on behalf of our directors, officers, employees and agents and directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, serving as such at our request, against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

We have obtained primary and excess insurance policies insuring our directors and officers and our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers. In addition, we have individual indemnification agreements with our directors.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 16.	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2022, among Infrastructure and Energy Alternatives, Inc., MasTec, Inc. and Indigo Acquisition I Corp. (incorporated by reference to Annex A to MasTec, Inc.’s registration statement on Form S-4, filed with the SEC on August 26, 2022).

4.1	Composite Articles of Incorporation of MasTec, Inc. (incorporated by reference to Exhibit 3.1 to the 2021 MasTec Annual Report, filed with the SEC on February 25, 2010).

4.2	Amended and Restated By-laws of MasTec, Inc., amended and restated as of January 22, 2010 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on January 28, 2010).

5.1	Opinion of Holland & Knight LLP+

23.1	Consent of BDO USA, LLP+

23.2	Consent of Holland & Knight LLP (contained in the legal opinion filed as Exhibit 5.1)+

24.1	Powers of Attorney (included on the signature pages hereto)+

107	Filing Fee Table+

+	Filed herewith

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on October 7, 2022.

MASTEC, INC.

By:	/s/ George L. Pita
Name: George L. Pita
Title: Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints José R. Mas and George L. Pita his or her true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed.

Signature	Title	Date

/s/ Jorge Mas Jorge Mas	Chairman of the Board of Directors	October 7, 2022

/s/ José R. Mas José R. Mas	Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2022

/s/ George L. Pita George L. Pita	Chief Financial Officer (Principal Financial and Accounting Officer)	October 7, 2022

/s/ C. Robert Campbell C. Robert Campbell	Director	October 7, 2022

/s/ Ernst N. Csiszar Ernst N. Csiszar	Director	October 7, 2022

/s/ Robert J. Dwyer Robert J. Dwyer	Director	October 7, 2022

/s/ Julia L. Johnson Julia L. Johnson	Director	October 7, 2022

/s/ Javier Palomarez Javier Palomarez	Director	October 7, 2022

/s/ Ava L. Parker Ava L. Parker	Director	October 7, 2022